Exhibit 10.18

YOGAWORKS, INC.

2017 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

YogaWorks, Inc. (the “Company”), pursuant to its 2017 Incentive Award Plan (as may be amended from time to time, the “Plan”) hereby grants to the individual listed below (the “Participant”), an award of restricted stock units (the “RSUs”). Each RSU represents the right to receive one (1) share of Common Stock, par value $0.001 per share, of the Company (each, a “Share”) in accordance with the terms and conditions hereof if applicable vesting conditions are satisfied. This award of RSUs is subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (together, the “Agreement”) and the Plan, each of which is incorporated herein by reference. Each RSU is hereby granted in tandem with a corresponding Dividend Equivalent, as further described in the Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Participant:	[ ]

Grant Date:	[ ]

Total Number of RSUs:	[ ]

Vesting Schedule:	The RSUs granted hereunder will vest in full on the earlier to occur of (i) the first (1st) anniversary of the Grant Date or (ii) the annual meeting of the Company’s stockholders to occur next-following the Grant Date, subject to the Participant’s Continuous Service through such date.

Termination of RSUs and Dividend Equivalents:	All RSUs that have not become vested as of the date of the Participant’s Termination of Service for any reason (after taking into account any accelerated vesting that may occur in connection with such Termination of Service, if any), and all Dividend Equivalents associated with such RSUs (if any), in each case, will be automatically forfeited by the Participant upon such Termination of Service without payment of any consideration therefor.

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Agreement. In addition, by signing below, the Participant also agrees that the Company may satisfy any withholding obligations in accordance with Section 3.1 of this Agreement by withholding Shares otherwise issuable to the Participant upon vesting of the RSUs, or, in the Administrator’s sole discretion, by using any other method permitted by Section 3.1 of the Agreement or Section 11.2 of the Plan. If the Participant is either married or in a registered domestic partnership, his or her spouse or registered domestic partner has signed the Consent of Spouse or Registered Domestic Partner attached to this Grant Notice as Exhibit B.

YOGAWORKS, INC.		PARTICIPANT

By:		By:
Print Name:		Print Name:
Title:		Address:
Address:	5780 Uplander Way
	Culver City, CA 90230	Email:

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EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to this Restricted Stock Unit Agreement (this “RSU Agreement”) and the Restricted Stock Unit Grant Notice to which this RSU Agreement is attached (the “Grant Notice”), the Company hereby grants to the Participant under the Plan a number of RSUs indicated in the Grant Notice and their corresponding Dividend Equivalents.

ARTICLE I.

GENERAL

1.1    Plan Incorporated by Reference. Notwithstanding anything to the contrary anywhere else in this RSU Agreement, the RSUs and tandem Dividend Equivalents granted hereby are subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this RSU Agreement and the Plan.

ARTICLE II.

TERMS AND CONDITIONS OF RSUS AND DIVIDEND EQUIVALENTS

2.1    Grant of RSUs. In consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs, together with an equivalent number of tandem Dividend Equivalents, upon the terms and conditions set forth in the Plan and this RSU Agreement. In consideration of this grant of RSUs, the Participant agrees to render faithful and efficient services to the Company or its affiliates. Unless and until an RSU has vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payment in respect of the RSUs.

2.2    Vesting of RSUs. The RSUs shall vest and become nonforfeitable, if at all, in accordance with the terms and conditions set forth in the Grant Notice.

2.3    Payment of RSUs. RSUs that become vested and nonforfeitable in accordance with the Grant Notice will be paid to the Participant in Shares as soon as practicable after such RSUs vest, but in no event later than sixty (60) days after the applicable vesting date (with the actual payment date within such period determined by the Administrator). Subject to Section 3.1 hereof, the Company shall deliver to the Participant (or any transferee permitted under Section 3.5 hereof) a number of Shares equal to the number of RSUs that vest on the applicable vesting date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion). Notwithstanding the foregoing, if Shares cannot be issued pursuant to Section 11.4 of the Plan (or any successor provision thereto) or are delayed under Section 3.3 hereof, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can be issued in accordance with such Section.

2.4    Forfeiture and Termination of RSUs and Dividend Equivalents. The RSUs and Dividend Equivalents shall be subject to forfeiture and termination as provided in the Grant Notice.

2.5    Dividend Equivalents.

(a)    Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent will remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds. Pursuant to each outstanding Dividend Equivalent, the Participant shall be entitled to receive payments in an amount equal to any dividends or other distributions declared, if any, on the Share underlying the RSU to which such Dividend Equivalent relates, payable in the same form and amounts as dividends or distributions are paid to each holder of a Share (unless another form of payment is determined by the Administrator). Any such amounts, if any, shall be payable only if and to the extent that the RSU to which such Dividend Equivalent relates vests, and only as and when the Share underlying such RSU is paid to the Participant in accordance with Section 2.3 above.

(b)    The Participant shall not be entitled to any payment under a Dividend Equivalent with respect to any dividend with an applicable record date that occurs prior to the Grant Date or after the termination of such RSU for any reason, whether due to payment, forfeiture of the RSU or otherwise. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.

ARTICLE III.

TAX WITHHOLDING; RESTRICTIONS

3.1    Tax Withholding. Without limiting any other provision of the RSU Agreement, the Grant Notice or the Plan, the Company and its Subsidiaries shall be entitled to withhold Shares otherwise deliverable in connection with the vesting of the RSUs or, in the Administrator’s discretion, to require a cash payment (or other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant, in any case, any amounts required by federal, state or local tax law to be withheld with respect to the grant, vesting and/or payment of the RSUs and/or the Dividend Equivalents. The Company shall have no obligation to make any payment in any form under this RSU Agreement or under any RSU or Dividend Equivalent issued in accordance herewith unless and until such tax obligations have been satisfied.

3.2    Conditions to Issuance of Stock Certificates. Any Shares deliverable under this RSU Agreement may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have been purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issued under this RSU Agreement prior to fulfillment of the conditions set forth in Section 11.4 of the Plan. Notwithstanding the foregoing, the issuance of such Shares shall not be delayed to the extent that such delay would result in a violation of Section 409A of the Code. In the event that the Company delays the issuance of any Shares because it reasonably determines that the issuance of such Shares will violate federal securities laws or other applicable law, such issuance shall be made at the earliest date at which the Administrator reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

3.3    Rights as Stockholder. The holder of the RSUs and tandem Dividend Equivalents shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares issued under this RSU Agreement unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.

ARTICLE IV.

MISCELLANEOUS PROVISIONS

4.1    Administration. The Administrator shall have the power to interpret the Plan and this RSU Agreement as provided in the Plan. All interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons.

4.2    Transferability of RSUs. Without limiting the generality of any other provision hereof, the RSUs and tandem Dividend Equivalents shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.

4.3    Adjustments. The Participant acknowledges that the RSUs and tandem Dividend Equivalents are subject to modification and termination in certain events as provided in this RSU Agreement and Article 13 of the Plan.

4.4    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the grant, vesting and/or payment of the RSUs and Dividend Equivalents, and/or with the disposition of the Shares underlying the RSUs. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of such shares and that the Participant is not relying on the Company for any tax advice.

4.5    Participant’s Representations. The Participant shall, if required by the Company, concurrently with issuance of Shares under this RSU Agreement, make such written representations as are deemed necessary or appropriate by the Company and/or the Company’s counsel.

4.6    Section 409A. This RSU Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code. The Administrator may adopt such amendments to the Plan, this RSU Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code or an available exemption thereof; provided, however, that the Administrator shall have no obligation to take any such action(s) or to indemnify any person from failing to do so.

4.7    Not a Contract of Service Relationship. Nothing in this RSU Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee, Director or Consultant or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

4.8    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this RSU Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and Dividend Equivalents and this RSU Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this RSU Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.9    Conformity to Securities Laws. The Participant acknowledges that the Plan and this RSU Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and this RSU Agreement shall be administered, and the RSUs and Dividend Equivalents are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this RSU Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.10    Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This RSU Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the Shares and/or RSUs issuable thereunder, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the RSUs, as and when payable hereunder.

4.11    Successors and Assigns. The Company or any Subsidiary may assign any of its rights under this RSU Agreement to single or multiple assignees, and this RSU Agreement shall inure to the benefit of the successors and assigns of the Company and its Subsidiaries. Subject to the restrictions on transfer set forth in this Article IV, this RSU Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

4.12    Entire Agreement. The Plan, the Grant Notice and this RSU Agreement (including all Exhibits hereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

4.13    Notices. Any notice to be given under the terms of this RSU Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

4.14    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement, and performance of the terms of this RSU Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.15    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this RSU Agreement.

EXHIBIT B

TO RESTRICTED STOCK UNIT GRANT NOTICE

CONSENT OF SPOUSE OR REGISTERED DOMESTIC PARTNER

I,                     , spouse or registered domestic partner of                     , have read and approve the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Consent of Spouse or Registered Domestic Partner is attached and the Restricted Stock Unit Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse or registered domestic partner the Restricted Stock Units and Dividend Equivalents set forth in the Grant Notice, I hereby appoint my spouse or registered domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement and any Restricted Stock Units, Dividend Equivalents or any shares of the common stock of YogaWorks, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse or Registered Domestic Partner

B-1